Exhibit 99.1

Under Armour, Inc.
1020 Hull Street
Baltimore, MD 21230
CONTACTS
Investors:
Tom Shaw, CFA
Under Armour, Inc.
Tel: 410.843.7676
Media:
Diane Pelkey
Under Armour, Inc.
Tel: 410.246.5927

FOR IMMEDIATE RELEASE

UNDER ARMOUR ANNOUNCES A TWO-FOR-ONE STOCK SPLIT

Baltimore, MD (June 11, 2012) – Under Armour, Inc. (NYSE: UA) today announced that its Board of Directors has approved a two-for-one stock split of its outstanding common stock. The stock split will be effected in the form of a dividend of one share of Class A Common Stock for each share of Class A Common Stock outstanding and one share of Class B Common Stock for each share of Class B Common Stock outstanding. The additional shares issued as a result of the stock split will be distributed on or about July 9, 2012 to stockholders of record on June 25, 2012.

Kevin Plank, Chairman, CEO, and President of Under Armour, Inc., stated, “We are proud of the value we have delivered to our stockholders over the long-term, and we believe this stock split may broaden our investor base and improve the trading liquidity of our stock.” This is the company’s first stock split since it went public in November 2005.

About Under Armour, Inc.

Under Armour® (NYSE: UA) is a leading developer, marketer, and distributor of branded performance apparel, footwear, and accessories. The brand’s moisture-wicking fabrications are engineered in many different designs and styles for wear in nearly every climate to provide a performance alternative to traditional products. The Company’s products are sold worldwide and worn by athletes at all levels, from youth to professional, on playing fields around the globe. The Under Armour global headquarters is in Baltimore, Maryland, with European headquarters in Amsterdam’s Olympic Stadium, and additional offices in Denver, Hong Kong, Toronto, and Guangzhou, China. For further information, please visit the Company’s website at www.ua.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, activities or results. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect consumer spending and the financial health of our retail customers; our ability to effectively manage our growth and a more complex business; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of management information systems and other technology; and our ability to attract and maintain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.